                                                                  EXHIBIT 25(b)


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS
                                   TRUSTEE

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2)
                                             -----

                              ------------------

                     THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                      (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                   THE FIRST NATIONAL BANK OF CHICAGO ONE
                      FIRST NATIONAL PLAZA, SUITE 0286
                       CHICAGO, ILLINOIS   60670-0286
           ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
                    (NAME, ADDRESS AND TELEPHONE NUMBER OF
                             AGENT FOR SERVICE)

                             ------------------

                      AMERICAN HERITAGE LIFE INVESTMENT
                    CORPORATION (EXACT NAME OF OBLIGOR AS
                          SPECIFIED IN ITS CHARTER)



             FLORIDA                                            59-1219710
 (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)


        1776 AMERICAN HERITAGE LIFE DRIVE
            JACKSONVILLE, FLORIDA                                 32224
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                   GUARANTEE OF TRUST PREFERRED SECURITIES
                              OF AHL FINANCING
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)  NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A PART OF
                 THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.





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



                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of April, 1997.


                               THE FIRST NATIONAL BANK OF CHICAGO,
                               TRUSTEE

                               BY  /S/ RICHARD D. MANELLA
                                   ----------------------
                                   RICHARD D. MANELLA
                                   VICE PRESIDENT





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).





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



                                  EXHIBIT 6



                   THE CONSENT OF THE TRUSTEE REQUIRED BY
                          SECTION 321(b) OF THE ACT


                               April 28, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of a Guarantee of American Heritage Life Investment Corporation, relating to the Trust Preferred Securities of AHL Financing, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        THE FIRST NATIONAL BANK OF CHICAGO

                        BY:  /S/ RICHARD D. MANELLA
                             ----------------------
                             RICHARD D. MANELLA
                             VICE PRESIDENT





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

                                  EXHIBIT 7


Legal Title of Bank:              The First National Bank of Chicago  Call Date: 09/30/96  ST-BK:17-1630 FFIEC031
Address:                          One First National Plaza, Ste 0460
Page RC-1 City, State Zip:        Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                                            C400
                                                                         DOLLAR AMOUNTS IN              ------------
                                                                             THOUSANDS          RCFD    BIL MIL THOU    <-
                                                                         -----------------      ----    ------------   ----


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . .                         0081     4,041,784    1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . .                         0071     5,184,890    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A). . . .                         1754             0    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) . .                         1773     3,173,481    2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . .                         0276     3,505,874    3.a.
    b. Securities purchased under agreements to resell  . . . . . . . .                         0277       145,625    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 2122 22,835,958                       4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . . . . .    RCFD 3123    418,851                       4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . . . . .    RCFD 3128          0                       4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . .                         2125    22,417,107    4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . .                         3545     8,121,948    5.
6.  Premises and fixed assets (including capitalized leases)  . . . . .                         2145       707,971    6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . .                         2150         9,184    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . .                         2130        53,803    8.
9.  Customers' liability to this bank on acceptances outstanding  . . .                         2155       626,690    9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . .                         2143       310,246    10.
11. Other assets (from Schedule RC-F)   . . . . . . . . . . . . . . . .                         2160     1,658,123    11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . . . . .                         2170    49,956,726    12.


------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.





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

Legal Title of Bank:              The First National Bank of Chicago  Call Date: 09/30/96 ST-BK:17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0460                                    Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8

SCHEDULE RC-CONTINUED
                                                                    DOLLAR AMOUNTS IN
                                                                        Thousands                     BIL MIL THOU
                                                                    ----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . . . . . .                       RCON 2200     22,369,341     13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . .   RCON 6631 9,726,987                              13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . .   RCON 6636 12,642,354                             13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . . . . . . . . . .                       RCFN 2200     10,026,286     13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . . . . . .   RCFN 6631 336,746                                13.b.(1)
       (2) Interest-bearing

                                                                    RCFN 6636 9,689,540                              13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . . . . . .                       RCFD 0278        884,553     14.a.
    b. Securities sold under agreements to repurchase . . . . . .                       RCFD 0279        717,211     14.b.
15.      a. Demand notes issued to the U.S. Treasury  . . . . . .                       RCON 2840         14,120     15.a.
    b. Trading Liabilities  . . . . . . . . . . . . . . . . . . .                       RCFD 3548      5,409,585     15b.
16. Other borrowed money:
    a. With original maturity of one year or less . . . . . . . .                       RCFD 2332      3,414,577     16.a.
    b. With original  maturity of more than one year  . . . . . .                       RCFD 2333         46,685     16b.
17. Mortgage indebtedness and obligations under capitalized
    leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 2910        285,671     17.
18. Bank's liability on acceptance executed and outstanding                             RCFD 2920        626,690     18.
19. Subordinated notes and debentures . . . . . . . . . . . . . .                       RCFD 3200      1,250,000     19.
20. Other liabilities (from Schedule RC-G)  . . . . . . . . . . .                       RCFD 2930      1,005,205     20.
21. Total liabilities (sum of items 13 through 20)  . . . . . . .                       RCFD 2948     46,049,924     21.
22. Limited-Life preferred stock and related surplus  . . . . . .                       RCFD 3282              0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus . . . . . . . .                       RCFD 3838              0     23.
24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 3230        200,858     24.
25. Surplus (exclude all surplus related to preferred stock)                            RCFD 3839      2,925,894     25.
26. a. Undivided profits and capital reserves . . . . . . . . . .                       RCFD 3632        770,670     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 8434         10,194     26.b.
27. Cumulative foreign currency translation adjustments . . . . .                       RCFD 3284           (814)    27.
28. Total equity capital (sum of items 23 through 27)                                   RCFD 3210      3,906,802     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) . . . . . . . . . . . .                       RCFD 3300     49,956,726     29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external                    Number
    auditors as of any date during 1995 . . . . . . . . . . . . . . . . . . . . . .  ...RCFD 6724 . ....   N/A          M.1.


1 = Independent audit of the bank conducted in accordance       4. =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank         authority)
2 = Independent audit of the bank's parent holding company      5 =   Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing          auditors
    standards by a certified public accounting firm which       6 =   Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company              auditors
    (but not on the bank separately)                            7 =   Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 =   No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)


-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.




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